 Investor Presentation June 2018           Fiscal Year 2018 Third Quarter Earnings Call  July 26, 2018

   Safe Harbor Statement  The information contained in and discussed during this presentation may include “forward-looking statements” within the meaning of federal securities regulations. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.  2

Fiscal Year 2018 Third Quarter Highlights

- **Record Revenue of $150M; exceeded prior year by $22M, or 18%**
  - At the high end of expectations stated in previous quarter
  - Driven by continued strong industry demand, particularly in memory
  - Record revenues in tungsten and dielectrics slurries
  - Strong growth in Korea and China

- **Record Net Income of $35M; exceeded prior year by $15M, or 76%**
  - Approximately 23% of revenue

- **Record EPS of $1.34; exceeded prior year by $0.57, or 74%**

** Data represented by rounded values*

Cabot Microelectronics

©2018 Cabot Microelectronics Corporation
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 Revenue Overview  4        2018 Q3*  2017 Q3*  % Change from Prior Year*    Comments  Total Revenue      $150M  $128M    18%  Continued execution of our strategic initiatives and growing global semiconductor industry demand    Tungsten Slurries    $64M  $55M    18%  Continued strong demand in memory and logic applications    Dielectrics Slurries    $37M  $30M    21%  Growth in our high performing advanced dielectrics slurries and memory applications    Polishing Pads    $21M  $18M    19%  Driven by our NexPlanar line of products    Other Metals Slurries    $18M  $16M    13%  Metals slurry products other than tungsten    Engineered Surface Finishes/Other    $10M  $9M    13%  Includes QED Technologies  * Data represented by rounded values

     GAAP Results*    Non-GAAP Results*      Comments on Results      2018 Q3  2017 Q3  2018 Q3  2017 Q3      Revenue    $150.4M  $128.0M        Record Revenue in the last five quarters  Gross Margin    53.6%  48.9%  54.5%  49.8%    Driven by increased volume combined with high-value product mix   Operating Margin    27.9%  21.0%  29.1%  22.3%    Record Net Income in 3QFY18Increases reflect operating leverage driven by revenue growth, combined with ongoing attention to controlling costs  Net Income    $35.2M  $19.9M  $36.0M  $21.0M      Diluted EPS    $1.34  $0.77  $1.37  $0.81      Financial Details  5  * Data represented by rounded values

 Balance Sheet and Cash Flow  6  Cash and Investments balance of $311MTotal Debt of $0M Paid off the remaining outstanding Term Loan in April 2018Operating Cash Flow was $37MCapital Expenditures were $6.4MFree Cash Flow1 was $30MDuring the fiscal year, the company returned $51M to shareholders by way of dividends and share repurchases through June 30, 2018  1 Free cash flow is operating cash flow less capital expenditures  * Data represented by rounded values

Closing Remarks

- **Fifth consecutive quarter of record revenue**
- **Revenue of $150M increased by approximately $22M, or 18%, from last year, driven by growth across all product areas**
- **Net Income of $35M increased by approximately $15M, or 76%, from last year**
  - Benefited from revenue growth, margin expansion and continued operating expense discipline
- **Revenue increased by approximately $22M while Operating Income increased by approximately $15M, compared with prior year**
  - This implies 67% operating leverage on the incremental revenue
- **We remain confident in our ability to drive continued revenue growth, sustained gross margin performance, and disciplined management of operating costs**
  - Q4 expectation is for a low single digit sequential increase in revenue for IC CMP consumables

** Data represented by rounded values*

Cabot Microelectronics

©2018 Cabot Microelectronics Corporation
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Appendix  8    Quarter Guidance  Full Year Guidance      Q4FY2018  Previous Communication  Current Communication  Revenue(IC CMP Consumables)  Expect low single digit sequential increase over Q3      Gross Margin (GAAP Basis)    51%-53%  52%-53%  Operating Expense (GAAP Basis)    $148-$153M  $150-$155M  Tax Rate    21%-24%(For Q3-Q4)  21%-24%(For Q4)  Capital Spending    $18-$22M  $18-$22M

     investor_relations@cabotcmp.com630.499.2600  For additional information, please contact:  Thank you for your interest in Cabot Microelectronics Corporation